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                                                                    Exhibit 10.6

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                            1996 STOCK INCENTIVE PLAN

                          GRANTEE STOCKHOLDER AGREEMENT


            STOCKHOLDER AGREEMENT (the "Agreement"), dated as of
_________________, between MOBIUS MANAGEMENT SYSTEMS, INC. (the "Company"), a Delaware corporation, and (the "Grantee").

            Pursuant to the terms of the Company's 1996 Stock Incentive Plan (the "Plan") and the Stock Option Agreement dated _________ between the Grantee and the Company (the "Option Agreement"), Grantee has been granted a stock option (the "Option") to purchase ______ shares of Class A Non-Voting common stock of the Company (the "Shares") at a price per share of ______ (the "Exercise Price"). Grantee has informed the Company that he/she wishes to exercise such option for the purchase of _______ Shares pursuant to the terms of the Plan and the Option Agreement.

            Section 7 of the Option Agreement requires the Grantee to enter into this Agreement prior to, and as a condition of, Grantee's exercise of the Option for the purchase of the Shares.

            In consideration of the foregoing and the exercise of the Option, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantee represents, covenants and agrees as follows:

            1. Confirmation of Option Agreement. Grantee hereby confirms and reaffirms as of the date hereof the representations, warranties, covenants and agreements set forth in the Option Agreement. Without limiting the foregoing, Optionee hereby confirms and reaffirms as of the date hereof the representations and understandings set forth in sections 6.1, 6.2 and 6.3 of the Option Agreement.

            2. Transfer Restrictions. 2.1 Grantee shall not, so long as this Agreement is in effect, directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (hereinafter collectively called "transfer") any of the Shares (or any interest therein), or any stock certificate or certificates representing the Shares, except as permitted by this Agreement or as may be consented to in writing by the Company.

            2.2 Notwithstanding anything to the contrary contained in this Agreement, Grantee is under no restrictions as to the transfer of Shares, during Grantee's lifetime, to Grantee's Permitted Transferees (as defined herein), provided that each such Permitted Transferee shall first (i) execute a written consent to be bound by all the provisions of this Agreement and (ii) give a
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duplicate original of such consent to the Company. The Permitted Transferees shall consist of Grantee's spouse and adult lineal descendants, the adult spouses of such lineal descendants, trusts for the benefit of Grantee's minor or adult lineal descendants, or trusts of which Grantee is the trustee or sole beneficiary. In the event of any transfer by the Grantee to a Permitted Transferee of all or any part of the Shares (or in the event of any subsequent transfer by any such Permitted Transferee of such Shares), such Permitted Transferees shall receive and hold said Shares subject to the terms of this Agreement and the rights and obligations hereunder of the Grantee as though said shares were still owned by the Grantee. There shall be no further transfer of such Shares by a Permitted Transferee except between and among such Permitted Transferee, the Grantee and the other Permitted Transferees of the Grantee, or except as permitted by this Agreement.

            2.3 Following the termination of this Agreement pursuant to an underwritten public offering, as provided for in Section 6, grantee shall not, directly or indirectly, for such period as the underwriters in that offering reasonable request, except with the prior consent of the underwriters: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Shares (which term shall include shares of the Company's common stock into which the Shares may have been converted) or any securities convertible into or exchangeable or exercisable for Shares, whether now owned or hereafter acquired or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Shares, whether any such swap or transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise. This Section 2.3 shall survive the termination of this Agreement.

            3. Right of First Refusal.

                  3.1 If the Grantee desires to sell all or any part of the Shares and the Grantee shall have received a bona fide arm's length written offer, which is unconditional and irrevocable except as hereinafter provided (hereinafter called the "Bona Fide Offer"), for the purchase of such shares from a party who is not a Permitted Transferee of the Grantee (hereinafter called the "Outside Party"), the Grantee shall give 45 days notice in writing (hereinafter called the "Option Notice") to the Company setting forth such desire to sell such Shares, which notice shall be accompanied by a photocopy of the original executed Bona Fide Offer, shall set forth at least the name and address of the Outside Party, the number of Shares being sold and the price and terms of such offer and shall be accompanied by written evidence proving to the satisfaction of the Board of


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Directors of the Company that the Outside Party is capable of performing and has committed the funds necessary to perform the Bona Fide Offer in accordance with its terms. On or before the 45th day after the day on which the Option Notice was given, the Company may send a written counter-notice to Grantee whereunder the Company shall elect one of the following choices:

            (a) the Company consents to the sale by the Grantee to the Outside Party, in which event, such sale may proceed pursuant to the terms of the Bona Fide Offer; or

            (b) that the Company elects to purchase all of the shares of the Grantee for which the Bona Fide Offer was made, at the same price per share and upon the same terms and conditions as contained in the Bona Fide Offer, in which event the Company shall be obligated to purchase and the Grantee shall be obligated to sell such shares before the 30th day after the day on which the counternotice was given at the same price per share and upon the same terms and conditions as contained in the Bona Fide Offer, including, among other things, time and manner of payment.

If the Company fails to give a timely counter-notice electing either choice (a) or (b), the Company shall be deemed to have elected choice (a) and to have consented to the sale by the Grantee to the Outside Party.

            4. Right of Repurchase. If at anytime during the term of this Agreement the Grantee no longer is employed by the Company (other than by reason of death or disability):

                  4.1 If Grantee has been terminated by the Company for cause, the Company may, at its option exercisable within 180 days of such termination, repurchase all the Shares from the Grantee at a price per share equal to the Exercise Price. Company shall provide Grantee with written notice within such 180 day period of its election to so repurchase the Shares, and shall repurchase such shares within 30 days of the date of such notice.

                  4.2 If Grantee is no longer employed by the Company (other than by reason of termination for cause), the Company may, at its option exercisable within 180 days of such termination of employment, repurchase all the Shares from the Grantee at a price per share equal to the fair market value of such share at the time of such repurchase. Company shall provide the Grantee with written notice within such 180 day period of its election to so repurchase the Shares, and shall repurchase such shares within 30 days of the date of such notice.


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            5. Legend on Certificates. The following statement shall be inscribed on all certificates representing the Shares so long as this Agreement is in effect:

      "The common stock represented by this certificate is subject to a certain Shareholders Agreement dated _____, 1997, by and among the Company and __________, as amended, a copy of which is on file at the principal office of the Company, and any sale, pledge, gift, bequest, transfer, assignment, encumbrance or other disposition of this certificate in violation of the Shareholders Agreement shall be invalid."

            SECTION 6. Term. This Agreement (other than Section 2.3) shall terminate upon the consummation by the Company of an underwritten public offering of at least $30,000,000 of common stock, where at least $10,000,000 of the proceeds from such offering are received by the Company.

            SECTION 7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with this Agreement, the heirs and personal representatives of the Grantee.

            SECTION 8. Governing Law. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed entirely within such state.

            SECTION 9. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to Mobius Management Systems, Inc., One Ramada Plaza, New Rochelle, New York 10801, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this
Section 9. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or, if mailed by registered or certified mail to the party entitled to receive it, five days after the date the notice was so mailed.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                          MOBIUS MANAGEMENT SYSTEMS, INC.


ATTEST: _________________________         By ___________________________________
                                          Name:
                                          Title:


                                          GRANTEE

                                          ______________________________________

                                          Address: _____________________________

                                          ______________________________________

                                          ______________________________________
                                          Social Security Number


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